UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 26, 2017
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure
On July 26, 2017, Brian C. Walker, President and Chief Executive Officer of Herman Miller, Inc. (the “Company”), advised the Company that he has established a pre-arranged stock trading plan (the “Plan”) to sell up to 98,050 shares of the Company’s common stock. The Plan is scheduled to terminate October 28, 2017.
Transactions under the Plan will be publicly disclosed in appropriate filings with the Securities and Exchange Commission. The Plan was adopted in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.
Rule 10b5-1 permits an individual who is not in possession of material, non-public Information at the time the plan is adopted to establish a plan to buy or sell company stock over a designated period of time. Using these plans, individuals can prudently manage and diversify their investment portfolio.

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	August 1, 2017	HERMAN MILLER, INC.
(Registrant)
		By:	/s/ Hezron T. Lopez Hezron T. Lopez
Senior Vice President, General Counsel, and Secretary